4Q 2015 Earnings Release and Supplemental Information

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Security is the first order of business at CyrusOne's Northern Virginia facility in Sterling.

Quarter Ending December 31, 2015

CyrusOne
Built for Tomorrow. Ready Today.

4Q 2015 Earnings Release and Supplemental Information

Table of Contents

Earnings Release	3
Company Profile and Analyst Coverage	8
Consolidated Statements of Operations	9
Consolidated Balance Sheets	10
Consolidated Statements of Operations (5 quarters)	11
Consolidated Balance Sheets (5 quarters)	12
Consolidated Statement of Cash Flow	13
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA	15
Reconciliation of Net Income (Loss) to FFO, Normalized FFO and AFFO	16
Market Cap Summary, Reconciliation of Net Debt, and Debt Schedule	17
Colocation Square Footage (CSF) and Utilization	18
2016 Guidance	19
Data Center Portfolio	20
NRSF Under Development / Land Available for Future Development	22
Leasing Statistics - Lease Signings	23
Customer Sector Diversification	24
Lease Distribution	25
Lease Expirations	26

Quarter Ending December 31, 2015

Exhibit 99.1

CyrusOne Reports Fourth Quarter 2015 Earnings
Record Leasing of 205,000 Colocation Square Feet Totaling $44 Million in Annualized GAAP Revenue
Year-over-Year Adjusted EBITDA Growth of 36% and Normalized FFO per Share Growth of 27%

DALLAS (February 23, 2016) - Global data center service provider CyrusOne Inc. (NASDAQ: CONE), which specializes in providing highly reliable enterprise-class, carrier-neutral data center properties to the Fortune 1000, today announced fourth quarter and full year 2015 earnings.

Highlights

•	Fourth quarter and full year Adjusted EBITDA of $60.5 million and $211.7 million increased 36% and 25%, respectively, over fourth quarter and full year 2014

•	Fourth quarter and full year Normalized FFO per share of $0.61 and $2.17 increased 27% and 25%, respectively, over fourth quarter and full year 2014

•	Fourth quarter and full year revenue of $113.3 million and $399.3 million increased 30% and 21%, respectively, over fourth quarter and full year 2014

•
Leased a record 205,000 colocation square feet and 30 megawatts (MW) in the fourth quarter totaling $44 million in annualized GAAP revenue, including the pre-leasing of the next four phases of our Northern Virginia campus

•	Given anticipated commencement phasing, an estimated $19 - $24 million is expected to be recognized in 2016, with the full $44 million recognized in 2017

•	Leased a record 342,000 colocation square feet and 49 MW in 2015, with a total contract value of nearly $600 million

•	Announcing a 21% increase in the quarterly dividend for the first quarter of 2016 to $0.38 per share, up from $0.315 per share in 2015

•	Added four Fortune 1000 companies as new customers in the fourth quarter, increasing the total number of Fortune 1000 customers to 173 as of the end of the quarter

•	Subsequent to the end of the quarter, pre-leased the next two phases of our San Antonio campus

“This was another outstanding year for CyrusOne, with high growth rates across all key metrics, the completion and integration of our first acquisition as a public company, the addition of more than 270 new logos, and a very successful start in Northern Virginia,” said Gary Wojtaszek president and chief executive officer of CyrusOne. “Ending the year with the biggest leasing quarter in the company’s history highlights the attractiveness of our platform and positions us well for 2016 and beyond.”

Fourth Quarter 2015 Financial Results
Normalized Funds From Operations (Normalized FFO)3 was $44.2 million for the fourth quarter, compared to $31.2 million in the same period in 2014, an increase of 42%. Normalized FFO per diluted common share or common share equivalent4 was $0.61 in the fourth quarter of 2015, an increase of 27%. Adjusted Funds From Operations (AFFO)5 was $46.3 million for the fourth quarter, compared to $29.8 million in the same period in 2014, an increase of 55%.
Revenue was $113.3 million for the fourth quarter, compared to $86.9 million for the same period in 2014, an increase of 30%. The increase in revenue was driven by a 24% increase in leased colocation square feet and additional interconnection services. Net operating income (NOI)1 was $71.9 million for the fourth quarter, compared to $54.9 million in the same period in 2014, an increase of 31%. Adjusted EBITDA2 was $60.5 million for the fourth quarter, compared to $44.6 million in the same period in 2014, an increase of 36%. The Adjusted EBITDA margin of 53.4% in the fourth quarter increased from 51.3% in the same period in 2014.
Full Year 2015 Financial Results
Normalized FFO and Normalized FFO per diluted common share or common share equivalent4 for the full year of $150.7 million and $2.17 increased 33% and 25%, respectively, compared to full year 2014. AFFO of $160.6 million increased 44% compared to full year 2014.

Revenue for the full year was $399.3 million, compared to $330.9 million for full year 2014, an increase of 21%. NOI and Adjusted EBITDA of $250.6 million and $211.7 million were up 21% and 25%, respectively, compared to full year 2014.
Leasing Activity

CyrusOne leased approximately 30.0 MW of power, or 205,000 colocation square feet (CSF), in the fourth quarter. Leases signed in the fourth quarter represent approximately $3.6 million in monthly recurring rent inclusive of the monthly impact of installation charges, or approximately $44 million in annualized contracted GAAP revenue6 excluding estimates for pass-through power. The Company added four new Fortune 10007 customers in the fourth quarter, bringing the total to 173 customers in the Fortune 1000 and 941 customers in total as of December 31, 2015. The weighted average lease term of the new leases based on square footage is 107 months. Recurring rent churn8 for the fourth quarter was a record low 0.4%, compared to 1.7% for the same period in 2014. The Company signed leases with a total contract value of nearly $600 million in 2015.

Portfolio Utilization and Development

As of December 31, 2015, CyrusOne had approximately 1,574,000 CSF across 32 data centers, an increase of approximately 349,000, or 28%, from December 31, 2014. CSF utilization9 as of the end of the fourth quarter was 86%. In the fourth quarter, the Company commissioned the first data hall at its new Austin 3 facility, adding a total of approximately 62,000 CSF. CyrusOne has development projects underway in Dallas, San Antonio, Houston, Phoenix and Northern Virginia that will add approximately 355,000 CSF.

Balance Sheet and Liquidity

As of December 31, 2015, the Company had $996.5 million of long term debt, cash and cash equivalents of $14.3 million, and $407.9 million available under its unsecured revolving credit facility. Net debt10 was $994.4 million as of December 31, 2015, approximately 27% of the Company's total enterprise value. Available liquidity11 was $422.2 million as of December 31, 2015.

Dividend and Distribution
On November 5, 2015, the Company announced a dividend and distribution of $0.315 per share of common stock and common stock equivalent for the fourth quarter of 2015. The dividend and distribution was paid on January 8, 2016, to stockholders of record at the close of business on December 24, 2015.

Additionally, today the Company is announcing a dividend of $0.38 per share of common stock for the first quarter of 2016. The dividend will be paid on April 15, 2016, to stockholders of record at the close of business on March 25, 2016.

Guidance

CyrusOne is issuing guidance for full year 2016. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

Category	2015 Results	2016 Guidance
Total Revenue	$399 million	$485 - 500 million
Base Revenue	$355 million	$438 - 448 million
Metered Power Reimbursements	$44 million	$47 - 52 million
Adjusted EBITDA	$212 million	$258 - 268 million
Normalized FFO per diluted common share or common share equivalent*	$2.17	$2.45 - 2.55
Capital Expenditures	$235 million	$320 - 345 million
Development	$232 million	$316 - 337 million
Recurring	$3 million	$4 - 8 million

* Guidance assumes weighted average diluted common shares for 2016 of approximately 73 million.

Conference Call Details

CyrusOne will host a conference call on February 24, 2016, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the fourth quarter of 2015. A live webcast of the conference call will be available under the “Investor Relations” tab in the “Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on February 24, 2016, through March 6, 2016. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10079528.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.
Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, Adjusted Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI, Adjusted NOI, and AFFO as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, Adjusted NOI, AFFO and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, Adjusted NOI, AFFO and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
1Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio. From time to time, there may be non-recurring costs in property operating expenses, and as a result the Company may present Adjusted Net Operating Income (Adjusted NOI) to exclude the impacts of those costs.
2Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit and integration costs, restructuring costs, severance costs, loss on extinguishment of debt, asset impairments and (gain) loss on disposals, lease exit costs, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

3Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus transaction costs, including acquisition pursuit and integration costs, transaction-related compensation, (gain) loss on extinguishment of debt, restructuring costs, severance and management transition costs, amortization of customer relationship intangibles, lease exit costs, legal claim costs, and other special items. FFO is net (loss) income computed in accordance with U.S. GAAP before noncontrolling interests, (gain) loss from sales of real estate improvements, real estate-related depreciation and amortization, and real estate and customer relationship intangible impairments. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry.
4Normalized FFO per diluted common share or common share equivalent is defined as Normalized FFO divided by the average diluted common shares and common share equivalents outstanding for the quarter, which were 72,597,621 for the fourth quarter of 2015.
5Adjusted Funds From Operations (AFFO) is defined as Normalized FFO plus amortization of deferred financing costs, non-cash compensation, and non-real estate depreciation and amortization, less deferred revenue and straight line rent adjustments, leasing commissions, recurring capital expenditures, and non-cash corporate income tax benefit and expense.
6Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
7Fortune 1000 customers include subsidiaries whose ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size.
8Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

9Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. Utilization rate differs from percent leased presented in the Data Center Portfolio table because utilization rate excludes office space and supporting infrastructure net rentable square footage and includes CSF for signed leases that have not commenced billing. Management uses utilization rate as a measure of CSF leased.
10Net debt provides a useful measure of liquidity and financial health. The Company defines Net Debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 940 customers, including nine of the Fortune 20 and 173 of the Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 30 data centers worldwide.

# # #

Investor Relations:
Michael Schafer
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 940 customers, including nine of the Fortune 20 and 173 of the Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its more than 30 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 12-16 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
1649 West Frankford Road	Gary Wojtaszek, President and CEO
Carrollton, Texas 75007	Greg Andrews, Chief Financial Officer
Phone: (972) 350-0060	Kevin Timmons, Chief Technology Officer
Website: www.cyrusone.com	Tesh Durvasula, Chief Commercial Officer
Scott Brueggeman, Chief Marketing Officer
Robert Jackson, EVP General Counsel & Secretary
John Hatem, EVP Design, Construction & Operations
Amitabh Rai, Senior VP & Chief Accounting Officer

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Barclays	Amir Rozwadowski	(212) 526-4043
Burke & Quick Partners	Frederick W. Moran	(561) 504-0936
Citi	Emmanuel Korchman	(212) 816-1382
Cowen and Company	Colby Synesael	(646) 562-1355
Deutsche Bank	Vin Chao	(212) 250-6799
Evercore ISI	Jonathan Schildkraut	(212) 497-0864
Gabelli & Company	Sergey Dluzhevskiy	(914) 921-8355
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
	Austin Wurschmidt	(917) 368-2311
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stephens	Barry McCarver	(501) 377-8131
Stifel	Matthew S. Heinz, CFA	(443) 224-1382
SunTrust Robinson Humphrey	Inder M. Singh	(212) 319-3623
UBS	Ross T. Nussbaum	(212) 713-2484
	John C. Hodulik, CFA	(212) 713-4226

CyrusOne Inc.
Condensed Consolidated and Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Revenue	$113.3	$86.9	$26.4	30%	$399.3	$330.9	$68.4	21%
Costs and expenses:
Property operating expenses	41.4	32.0	9.4	29%	148.7	124.5	24.2	19%
Sales and marketing	3.2	3.1	0.1	3%	12.1	12.8	(0.7)	(5)%
General and administrative	15.1	9.9	5.2	53%	46.6	34.6	12.0	35%
Depreciation and amortization	39.9	30.6	9.3	30%	141.5	118.0	23.5	20%
Transaction and acquisition integration costs	2.6	0.1	2.5	n/m	14.1	1.0	13.1	n/m
Asset impairments and loss on disposal	—	—	—	n/m	13.5	—	13.5	n/m
Total costs and expenses	102.2	75.7	26.5	35%	376.5	290.9	85.6	29%
Operating income	11.1	11.2	(0.1)	(1)%	22.8	40.0	(17.2)	(43)%
Interest expense	12.0	9.1	2.9	32%	41.2	39.5	1.7	4%
Loss on extinguishment of debt	—	13.6	(13.6)	n/m	—	13.6	(13.6)	n/m
Income (loss) before income taxes	(0.9)	(11.5)	10.6	(92)%	(18.4)	(13.1)	(5.3)	40%
Income tax expense	(0.3)	(0.3)	—	n/m	(1.8)	(1.4)	(0.4)	29%
Net income (loss)	(1.2)	(11.8)	10.6	(90)%	(20.2)	(14.5)	(5.7)	39%
Noncontrolling interest in net income (loss)	(0.2)	(4.8)	4.6	(96)%	(4.8)	(6.7)	1.9	(28)%
Net income (loss) attributed to common stockholders	$(1.0)	$(7.0)	$6.0	(86)%	$(15.4)	$(7.8)	$(7.6)	97%
Loss per common share - basic and diluted	$(0.02)	$(0.19)			$(0.30)	$(0.30)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31,	December 31,	Change
	2015	2014	$	%
Assets
Investment in real estate:
Land	$93.0	$89.7	$3.3	4%
Buildings and improvements	905.3	812.6	92.7	11%
Equipment	598.2	349.1	249.1	71%
Construction in progress	231.1	127.0	104.1	82%
Subtotal	1,827.6	1,378.4	449.2	33%
Accumulated depreciation	(435.6)	(327.0)	(108.6)	33%
Net investment in real estate	1,392.0	1,051.4	340.6	32%
Cash and cash equivalents	14.3	36.5	(22.2)	(61)%
Rent and other receivables	76.1	60.9	15.2	25%
Restricted cash	1.5	—	1.5	n/m
Goodwill	453.4	276.2	177.2	64%
Intangible assets, net	170.3	68.9	101.4	147%
Due from affiliates	—	0.8	(0.8)	(100)%
Other assets	88.0	76.3	11.7	15%
Total assets	$2,195.6	$1,571.0	$624.6	40%
Liabilities and Equity
Accounts payable and accrued expenses	$136.6	$69.9	$66.7	95%
Deferred revenue	78.7	65.7	13.0	20%
Due to affiliates	—	7.3	(7.3)	(100)%
Capital lease obligations	12.2	13.4	(1.2)	(9)%
Long-term debt	996.5	644.3	352.2	55%
Lease financing arrangements	150.0	53.4	96.6	n/m
Total liabilities	1,374.0	854.0	520.0	61%
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 72,556,334 and 38,651,517 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	0.7	0.4	0.3	75%
Paid in capital	967.2	516.5	450.7	87%
Accumulated deficit	(145.9)	(55.9)	(90.0)	n/m
Other Comprehensive Income	(0.4)	(0.2)	(0.2)	100.0%
Total shareholders’ equity	821.6	460.8	360.8	78%
Noncontrolling interest	—	256.2	(256.2)	(100)%
Total equity	821.6	717.0	104.6	15%
Total liabilities and shareholders’ equity	$2,195.6	$1,571.0	$624.6	40%

CyrusOne Inc.
Condensed Consolidated and Combined Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Revenue:
Base Revenue	$101.2	$98.7	$78.8	$75.9	$75.4
Metered Power Reimbursements	12.1	12.5	10.3	9.8	11.5
Total Revenue	113.3	111.2	89.1	85.7	86.9
Costs and expenses:
Property operating expenses	41.4	42.2	32.8	32.3	32.0
Sales and marketing	3.2	3.2	2.8	2.9	3.1
General and administrative	15.1	12.5	9.9	9.1	9.9
Depreciation and amortization	39.9	39.1	31.4	31.1	30.6
Transaction and acquisition integration costs	2.6	1.8	9.6	0.1	0.1
Asset impairments and loss on disposal of assets	—	4.9	—	8.6	—
Total costs and expenses	102.2	103.7	86.5	84.1	75.7
Operating income	11.1	7.5	2.6	1.6	11.2
Interest expense	12.0	12.1	8.7	8.4	9.1
Loss on extinguishment of debt	—	—	—	—	13.6
Income (loss) before income taxes	(0.9)	(4.6)	(6.1)	(6.8)	(11.5)
Income tax expense	(0.3)	(0.7)	(0.4)	(0.4)	(0.3)
Net income (loss) from continuing operations	(1.2)	(5.3)	(6.5)	(7.2)	(11.8)
Noncontrolling interest in net income (loss)	(0.2)	(0.7)	(1.0)	(2.9)	(4.8)
Net income (loss) attributed to common stockholders	$(1.0)	$(4.6)	$(5.5)	$(4.3)	$(7.0)
Loss per common share - basic and diluted	$(0.02)	$(0.08)	$(0.11)	$(0.12)	$(0.19)

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Assets
Investment in real estate:
Land	$93.0	$93.0	$93.0	$93.0	$89.7
Buildings and improvements	905.3	897.7	824.2	820.8	812.6
Equipment	598.2	555.6	423.4	382.7	349.1
Construction in progress	231.1	187.1	125.8	121.0	127.0
Subtotal	1,827.6	1,733.4	1,466.4	1,417.5	1,378.4
Accumulated depreciation	(435.6)	(404.4)	(375.4)	(350.1)	(327.0)
Net investment in real estate	1,392.0	1,329.0	1,091.0	1,067.4	1,051.4
Cash and cash equivalents	14.3	39.8	413.5	26.0	36.5
Rent and other receivables	76.1	74.5	56.3	53.9	60.9
Restricted cash	1.5	7.1	—	—	—
Goodwill	453.4	453.4	276.2	276.2	276.2
Intangible assets, net	170.3	175.7	61.6	65.3	68.9
Due from affiliates	—	1.3	1.7	1.4	0.8
Other assets	88.0	82.2	74.2	71.6	76.3
Total assets	$2,195.6	$2,163.0	$1,974.5	$1,561.8	$1,571.0
Liabilities and Equity
Accounts payable and accrued expenses	$136.6	$116.3	$90.0	$67.1	$69.9
Deferred revenue	78.7	74.1	66.5	65.5	65.7
Due to affiliates	—	2.7	174.9	9.1	7.3
Capital lease obligations	12.2	12.8	12.1	12.6	13.4
Long-term debt	996.5	964.1	712.6	665.0	644.3
Lease financing arrangements	150.0	151.9	52.8	51.3	53.4
Total liabilities	1,374.0	1,321.9	1,108.9	870.6	854.0
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 72,556,334 and 38,651,517 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	0.7	0.6	0.6	0.4	0.4
Additional paid in capital	967.2	912.3	908.3	518.9	516.5
Accumulated deficit	(145.9)	(124.3)	(98.9)	(72.5)	(55.9)
Accumulated other comprehensive loss	(0.4)	(0.7)	(0.3)	(0.6)	(0.2)
Total shareholders’ equity	821.6	787.9	809.7	446.2	460.8
Noncontrolling interests	—	53.2	55.9	245.0	256.2
Total equity	821.6	841.1	$865.6	$691.2	717.0
Total liabilities and shareholders’ equity	$2,195.6	$2,163.0	$1,974.5	$1,561.8	$1,571.0

CyrusOne Inc.
Condensed Consolidated Statement of Cash Flow
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Year Ended December 31, 2015	Year Ended December 31, 2014
Cash flows from operating activities:
Net loss	$(1.2)	$(11.8)	$(20.2)	$(14.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39.9	30.6	141.5	118.0
Provision for bad debt write off	(0.3)	(0.1)	—	0.8
Asset impairments and loss on disposal	—	—	13.5	—
Loss on extinguishment of debt	—	13.6	—	13.6
Non-cash interest expense	1.1	0.7	3.4	3.4
Stock-based compensation expense	3.9	2.7	14.4	10.3
Changes in operating assets and liabilities:
Rent receivables and other assets	(7.0)	(5.7)	(23.9)	(37.0)
Accounts payable and accrued expenses	(2.9)	(7.2)	7.0	6.9
Deferred revenues	4.6	(0.4)	5.4	9.8
Due to affiliates	0.6	0.4	(0.9)	(0.2)
Net cash provided by operating activities	38.7	22.8	140.2	111.1
Cash flows from investing activities:
Capital expenditures – acquisitions of real estate	—	—	(17.3)	—
Capital expenditures – other development	(76.3)	(89.3)	(217.2)	(284.2)
Business acquisition, net of cash acquired	—	—	(398.4)	—
Changes in restricted cash	7.3	—	7.3	—
Net cash used in investing activities	(69.0)	(89.3)	(625.6)	(284.2)
Cash flows from financing activities:
Issuance of common stock	0.2	0.1	799.5	356.0
Stock issuance costs	—	—	(0.8)	(1.3)
Acquisition of operating partnership units	—	—	(596.4)	(355.9)
Dividends paid	(22.5)	(13.5)	(80.8)	(50.9)
Borrowings from credit facility	40.0	285.0	260.0	315.0
Payments on credit facility	(10.0)	(30.0)	(10.0)	(30.0)
Payments on senior notes	—	(150.2)	—	(150.2)
Proceeds from issuance of debt	—	—	103.8	—
Payments on capital lease obligations	(0.9)	0.1	(2.6)	(3.0)
Payments on lease financing arrangements	(1.2)	(0.9)	(3.3)	(0.9)
Debt issuance costs	—	(5.2)	(5.4)	(5.2)
Payment of debt extinguishment costs	—	(12.8)	—	(12.8)
Tax payments upon exercise of equity awards	(0.8)	—	(0.8)	—
Net cash provided by financing activities	4.8	72.6	463.2	60.8
Net (decrease) increase in cash and cash equivalents	(25.5)	6.1	(22.2)	(112.3)
Cash and cash equivalents at beginning of period	39.8	30.4	36.5	148.8
Cash and cash equivalents at end of period	$14.3	$36.5	$14.3	$36.5

	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	December 31, 2015	December 31, 2014
Supplemental disclosures
Cash paid for interest, net of amount capitalized	$22.3	$18.9	$43.7	$41.3
Cash paid for income taxes	0.9	—	3.4	0.4
Capitalized interest	1.9	1.6	6.1	4.6
Noncash investing and financing transactions:
Acquisition of property in accounts payable and other liabilities			59.2	26.8
Dividends payable			23.6	14.3

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ended				Three Months Ended
	December 31,		Change		December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2014	$	%	2015	2015	2015	2015	2014
Net Operating Income
Revenue	$399.3	$330.9	$68.4	21%	$113.3	$111.2	$89.1	$85.7	$86.9
Property operating expenses	148.7	124.5	24.2	19%	41.4	42.2	32.8	32.3	32.0
Net Operating Income (NOI)	250.6	206.4	44.2	21%	71.9	69.0	56.3	53.4	54.9
Add Back: Lease exit costs	1.4	—	1.4	n/m	0.3	0.4	—	0.7	—
Adjusted Net Operating Income (Adjusted NOI)	$252.0	$206.4	$45.6	22%	$72.2	$69.4	$56.3	$54.1	$54.9
Adjusted NOI as a % of Revenue	63.1%	62.4%			63.7%	62.4%	63.2%	63.1%	63.2%

Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(20.2)	$(14.5)	$(5.7)	39%	(1.2)	$(5.3)	$(6.5)	$(7.2)	$(11.8)
Interest expense	41.2	39.5	1.7	4%	12.0	12.1	8.7	8.4	9.1
Income tax expense	1.8	1.4	0.4	29%	0.3	0.7	0.4	0.4	0.3
Depreciation and amortization	141.5	118.0	23.5	20%	39.9	39.1	31.4	31.1	30.6
Transaction and acquisition integration costs	14.1	1.0	13.1	n/m	2.6	1.8	9.6	0.1	0.1
Legal claim costs	0.4	—	0.4	n/m	0.1	—	0.3	—	—
Stock-based compensation	12.0	10.3	1.7	17%	2.4	3.4	3.2	3.0	2.7
Severance and management transition costs	6.0	—	6.0	n/m	4.1	1.9	—	—	—
Loss on extinguishment of debt	—	13.6	(13.6)	n/m	—	—	—	—	13.6
Lease exit costs	1.4	—	1.4	n/m	0.3	0.4	—	0.7	—
Asset impairments and loss on disposals	13.5	—	13.5	n/m	—	4.9	—	8.6	—
Adjusted EBITDA	$211.7	$169.3	$42.4	25%	$60.5	$59.0	$47.1	$45.1	$44.6
Adjusted EBITDA as a % of Revenue	53.0%	51.2%			53.4%	53.1%	52.9%	52.6%	51.3%

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO, Normalized FFO, and AFFO
(Dollars in millions)
(Unaudited)

	Year Ended				Three Months Ended
	December 31,		Change		December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
	2015	2014	$	%
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:
Net (loss) income	$(20.2)	$(14.5)	$(5.7)	39%	$(1.2)	$(5.3)	$(6.5)	$(7.2)	$(11.8)
Real estate depreciation and amortization	117.0	95.9	21.1	22%	32.8	31.9	26.3	26.0	25.1
Asset impairments and loss on disposal	13.5	—	13.5	n/m	—	4.9	—	8.6	—
Funds from Operations (FFO)	$110.3	$81.4	28.9	36%	$31.6	$31.5	$19.8	$27.4	$13.3

Loss on extinguishment of debt	—	13.6	(13.6)	n/m	—	—	—	—	13.6
Amortization of customer relationship intangibles	18.5	16.9	1.6	9%	5.6	5.6	3.7	3.6	4.2
Transaction and acquisition integration costs	14.1	1.0	13.1	n/m	2.5	1.9	9.6	0.1	0.1
Severance and management transition costs	6.0	—	6.0	n/m	4.1	1.9	—	—	—
Legal claim costs	0.4	—	0.4	n/m	0.1	—	0.3	—	—
Lease exit costs	1.4	—	1.4	n/m	0.3	0.3	—	0.8	—
Normalized Funds from Operations (Normalized FFO)	$150.7	$112.9	$37.8	33%	$44.2	$41.2	$33.4	$31.9	$31.2
Normalized FFO per diluted common share or common share equivalent	$2.17	$1.73	$0.44	25%	$0.61	$0.57	$0.50	$0.49	$0.48
Weighted average diluted common share and common share equivalent outstanding	69.3	65.3	4.0	6%	72.6	72.6	66.0	65.5	65.3

Reconciliation of Normalized FFO to AFFO:
Normalized FFO	$150.7	$112.9	37.8	33%	$44.2	$41.2	$33.4	$31.9	$31.2
Amortization of deferred financing costs	3.4	3.4	—	n/m	1.1	0.9	0.7	0.7	0.7
Stock-based compensation	12.0	10.3	1.7	17%	2.4	3.5	3.1	3.0	2.7
Non-real estate depreciation and amortization	6.0	5.2	0.8	15%	1.5	1.6	1.4	1.5	1.4
Deferred revenue and straight line rent adjustments	(2.2)	(10.5)	8.3	n/m	1.1	(1.6)	(0.3)	(1.4)	(2.3)
Leasing commissions	(6.9)	(5.8)	(1.1)	n/m	(3.3)	(1.6)	(1.5)	(0.5)	(2.9)
Recurring capital expenditures	(2.4)	(3.8)	1.4	n/m	(0.7)	(1.2)	(0.3)	(0.2)	(1.0)
Adjusted Funds from Operations (AFFO)	$160.6	$111.7	$48.9	44%	$46.3	$42.8	$36.5	$35.0	$29.8
AFFO per diluted common share or common share equivalent	$2.32	$1.71	$0.61	36%	$0.64	$0.59	$0.54	$0.53	$0.46
Weighted average diluted common share and common share equivalent outstanding	69.3	65.3	4.0	6%	72.6	72.6	66.0	65.5	65.3

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, and Debt Schedule
(Unaudited)

Market Capitalization

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of December 31, 2015	Market Value Equivalents (in millions)
Common shares	72,270,518	$37.45	$2,706.5
Net debt			994.4
Total enterprise value (TEV)			$3,700.9

Reconciliation of Net Debt

(dollars in millions)	December 31,	September 30,
	2015	2015
Long-term debt	$996.5	$964.1
Capital lease obligations	12.2	12.8
Less:
Cash and cash equivalents	(14.3)	(39.8)
Net debt	$994.4	$937.1

Debt Schedule

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
6.375% senior notes due 2022, including bond premium	477.6	6.38%	November 2022
Revolving credit facility	235.0	2.08%	October 2019(1)
Term loan	300.0	2.04%	October 2019
Total senior notes and bank credit facilities	1,012.6	4.07%
Deferred financing costs	(17.6)
Notes payable	1.5
Total long-term debt	996.5

Weighted average term of debt:	5.2	years

(1)	Assuming exercise of one-year extension option.

Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of December 31, 2015		As of December 31, 2014
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Cincinnati	419,589	91%	420,223	90%
Dallas	350,946	89%	294,969	86%
Houston	255,094	88%	255,094	85%
Phoenix	149,620	100%	114,026	100%
Austin	121,833	51%	59,995	87%
New York Metro	121,434	87%	—	—%
Northern Virginia	74,653	73%	—	—%
San Antonio	43,843	100%	43,843	100%
Chicago	23,298	54%	23,298	58%
International	13,200	80%	13,200	80%
Total Footprint	1,573,510	86%	1,224,648	88%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

CyrusOne Inc.
2016 Guidance
(Unaudited)

Category	2015 Results	2016 Guidance
Total Revenue	$399 million	$485 - 500 million
Base Revenue	$355 million	$438 - 448 million
Metered Power Reimbursements	$44 million	$47 - 52 million
Adjusted EBITDA	$212 million	$258 - 268 million
Normalized FFO per diluted common share or common share equivalent*	$2.17	$2.45 - 2.55
Capital Expenditures	$235 million	$320 - 345 million
Development	$232 million	$316 - 337 million
Recurring	$3 million	$4 - 8 million

*	Assumes weighted average diluted common shares for 2016 of approximately 73 million.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne Inc.
Data Center Portfolio
As of December 31, 2015
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(j)	Available Critical Load Capacity (MW)(k)
Facilities	Metro Area	Annualized Rent(b)	Colocation Space (CSF)(c)	CSF Leased(d)	CSF Utilized (e)	Office & Other(f)	Office & Other Leased(g)	Supporting Infrastructure(h)	Total(i)
Westway Park Blvd., Houston, TX (Houston West 1)	Houston	$49,228,557	112,133	96%	96%	10,563	98%	37,062	159,758	3,000	28
W. Frankford, Carrollton, TX (Carrollton)	Dallas	39,175,328	226,604	83%	84%	33,009	96%	90,314	349,927	196,000	24
S. State Highway 121 Business Lewisville, TX (Lewisville)*	Dallas	38,111,032	108,687	96%	100%	11,374	97%	59,345	179,406	—	18
West Seventh St., Cincinnati, OH (7th Street)***	Cincinnati	36,512,827	212,030	94%	94%	5,744	100%	171,156	388,930	37,000	13
Madison Road (Totowa)**	New York	28,825,440	51,242	84%	84%	22,477	100%	58,964	132,683	—	6
Myer Conners Rd (Wappingers Falls)**	New York	26,895,181	37,000	97%	97%	12,485	95%	22,087	71,572	—	3
Southwest Fwy., Houston, TX (Galleria)	Houston	26,044,727	63,469	76%	76%	23,259	51%	24,927	111,655	—	14
Kingsview Dr., Lebanon, OH (Lebanon)	Cincinnati	22,626,127	65,303	86%	89%	44,886	72%	52,950	163,139	65,000	14
South Ellis Street Chandler, AZ (Phoenix 1)	Phoenix	20,747,156	77,504	100%	100%	34,501	11%	39,137	151,142	31,000	16
Westover Hills Blvd, San Antonio, TX (San Antonio 1)	San Antonio	20,682,080	43,843	100%	100%	5,989	83%	45,650	95,482	11,000	12
Westway Park Blvd., Houston, TX (Houston West 2)	Houston	18,549,027	79,492	83%	87%	3,355	62%	55,023	137,870	12,000	12
Industrial Rd., Florence, KY (Florence)	Cincinnati	14,770,442	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Riverbend Drive South (Stamford)**	New York	12,713,173	20,000	92%	92%	—	—%	8,484	28,484	—	2
Metropolis Dr., Austin, TX (Austin 2)	Austin	11,826,167	43,772	98%	100%	1,821	100%	22,433	68,026	—	5
South Ellis Street Chandler, AZ (Phoenix 2)	Phoenix	11,475,572	72,116	100%	100%	5,618	38%	25,516	103,250	4,000	12
Knightsbridge Dr., Hamilton, OH (Hamilton)*	Cincinnati	9,431,835	46,565	79%	79%	1,077	100%	35,336	82,978	—	10
Ridgetop Circle, Sterling, VA (Northern Virginia)	Washington, D.C.	6,654,927	74,653	49%	73%	1,901	100%	52,605	129,159	3,000	12
Parkway Dr., Mason, OH (Mason)	Cincinnati	5,682,831	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
Midway Rd., Carrollton, TX (Midway)**	Dallas	5,622,862	8,390	100%	100%	—	—%	—	8,390	—	1
E. Ben White Blvd., Austin, TX (Austin 1)	Austin	5,418,954	16,223	87%	87%	21,476	100%	7,517	45,216	—	2
Kestral Way (London)**	London	4,661,313	10,000	99%	99%	—	—%	514	10,514	—	1
Norden Place (Norwalk)**	New York	3,405,525	13,192	67%	67%	4,085	72%	40,610	57,887	87,000	2
Marsh Lane, Carrollton, TX (Marsh Ln)**	Dallas	2,409,035	4,245	100%	100%	—	—%	—	4,245	—	1
Springer St., Lombard, IL (Lombard)	Chicago	2,265,284	13,516	71%	72%	4,115	100%	12,230	29,861	29,000	3
Omega Drive (Stamford)**	New York	1,481,005	—	—%	—%	18,552	87%	3,796	22,348	—	—
Bryan St., Dallas, TX (Bryan St)**	Dallas	934,154	3,020	51%	51%	—	—%	—	3,020	—	1
Metropolis Dr., Austin, TX (Austin 3)	Austin	704,297	61,838	2%	6%	15,055	—%	20,629	97,522	67,000	3
Crescent Circle, South Bend, IN (Blackthorn)*	South Bend	541,644	3,432	41%	41%	—	—%	5,125	8,557	11,000	1
McAuley Place, Blue Ash, OH (Blue Ash)*	Cincinnati	522,902	6,193	39%	39%	6,950	100%	2,166	15,309	—	1
Houston, TX (Houston West 3)	Houston	411,504	—	—%	—%	8,564	100%	5,304	13,868	—	—
E. Monroe St., South Bend, IN (Monroe St.)	South Bend	396,366	6,350	22%	22%	—	—%	6,478	12,828	4,000	1
Commerce Road (Totowa)**	New York	296,520	—	—%	—%	20,460	30%	5,540	26,000	—	—
Jurong East (Singapore)**	Singapore	286,586	3,200	19%	19%	—	—%	—	3,200	—	1
Goldcoast Dr., Cincinnati, OH (Goldcoast)	Cincinnati	95,701	2,728	—%	—%	5,280	100%	16,481	24,489	14,000	1
Total		$429,406,081	1,573,510	84%	86%	395,902	74%	984,946	2,954,358	574,000	227

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.

***	The information provided for the West Seventh Street (7th St.) property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2015, multiplied by 12. For the month of December 2015, customer reimbursements were $46.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2014 through December 31, 2015, customer reimbursements under leases with separately metered power constituted between 10.6% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2015 was $431.1 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(d)
Percent leased is determined based on CSF being billed to customers under signed leases as of December 31, 2015 divided by total CSF. Leases signed but not commenced as of December 31, 2015 are not included.

(e)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(f)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(g)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of December 31, 2015 divided by total Office & Other space. Leases signed but not commenced as of December 2015 are not included.

(h)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(i)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(j)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(k)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of December 31, 2015
(Dollars in millions)
(Unaudited)

			NRSF Under Development (a)						Under Development Costs
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(b)	Total	Critical Load MW Capacity(c)	Actual to Date(d)	Estimated Costs to Completion(e)	Total
W. Frankford (Carrollton)	Dallas	1Q'16	69,000	—	2,000	—	71,000	6.0	$12	$15-18	$27-30
W. Frankford (Carrollton)	Dallas	2Q'16	4,000	—	1,000	—	5,000	2.0	—	6-7	6-7
S. State Highway 121 Business Lewisville, TX (Lewisville)	Dallas	2Q'16	4,000	—	—	—	4,000	3.0	—	12-15	12-15
Westover Hills Blvd. (San Antonio 2)	San Antonio	3Q'16	30,000	20,000	25,000	49,000	124,000	3.0	32	8-11	40-43
Westway Park Blvd. (Houston West 3)	Houston	1Q'16	53,000	—	32,000	213,000	298,000	6.0	55	1-2	56-57
Phoenix 3	Phoenix	1Q'16	36,000	5,000	24,000	40,000	105,000	2.0	10	6-8	16-18
Ridgetop Circle, Sterling, VA (Northern Virginia 2)	Washington, D.C.	3Q'16	159,000	9,000	64,000	—	232,000	30.0	—	131-160	131-160
Total			355,000	34,000	148,000	302,000	839,000	52.0	$109	$179-221	$288-330

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next two quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(c)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

(d)	Actual to date is the cash investment as of December 31, 2015. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(e)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of December 31, 2015
(Unaudited)

As of
Market	December 31, 2015
Cincinnati	98
Dallas	—
Houston	20
Virginia	3
Austin	22
Phoenix	27
San Antonio	13
Chicago	—
International	—
Total Available	183

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of December 31, 2015
(Dollars in thousands)
(Unaudited)

					Weighted
	Number	Total CSF	Total kW	Total MRR	Average
Period	of Leases(a)	Signed(b)	Signed(c)	Signed ($000)(d)	Lease Term(e)
4Q'15	326	205,000	30,012	$3,630	107
Prior 4Q Avg.	356	45,250	6,149	$1,176	75
3Q'15	392	29,000	4,815	$1,112	57
2Q'15	372	48,000	4,758	$1,119	90
1Q'15	326	60,000	9,759	$1,521	83
4Q'14	335	44,000	5,262	$950	69

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1 million in each of 1Q'15, 2Q'15, 3Q'15, and 4Q'15.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of December 31, 2015
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1 million in each of 1Q'15, 2Q'15, 3Q'15, and 4Q'15.

CyrusOne Inc.
Customer Sector Diversification(a)
As of December 31, 2015
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	3	$17,064,837	4.0%	30.2
2	Energy	1	15,253,223	3.6%	29.5
3	Telecommunication Services	2	14,811,414	3.4%	30.9
4	Research and Consulting Services	3	13,702,181	3.2%	24.1
5	Energy	5	12,892,884	3.0%	32.1
6	Information Technology	1	12,178,854	2.8%	39.0
7	Information Technology	2	11,474,720	2.7%	110.1
8	Telecommunications (CBI)(e)	7	10,999,444	2.6%	18.9
9	Industrials	4	10,899,077	2.5%	23.9
10	Information Technology	2	7,979,724	1.9%	19.7
11	Financial Services	1	6,600,225	1.5%	53.0
12	Financial Services	1	5,906,922	1.4%	71.0
13	Energy	3	5,633,730	1.3%	6.9
14	Financial Services	2	5,631,831	1.3%	27.0
15	Information Technology	3	5,630,677	1.3%	52.0
16	Financial Services	6	5,622,184	1.3%	53.8
17	Financial Services	3	5,578,562	1.3%	6.2
18	Energy	2	5,473,736	1.3%	23.1
19	Telecommunication Services	5	5,461,538	1.3%	40.0
20	Information Technology	1	4,853,505	1.1%	62.0
			$183,649,268	42.8%	36.9

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2015, multiplied by 12. For the month of December 2015, customer reimbursements were $46.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2014 through December 31, 2015, customer reimbursements under leases with separately metered power constituted between 10.6% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2015 was $431.1 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of December 31, 2015, which was approximately $429.4 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of December 31, 2015, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

(e)
Includes information for both Cincinnati Bell Technology Solutions (CBTS) and Cincinnati Bell Telephone and two customers that have contracts with CBTS. We expect the contracts for these two customers to be assigned to us, but the consents for such assignments have not yet been obtained. Excluding these customers, Cincinnati Bell Inc. and subsidiaries represented 2.0% of our annualized rent as of December 31, 2015.

CyrusOne Inc.
Lease Distribution
As of December 31, 2015
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	705	76%	143,041	6%	$73,351,096	17%
1,000-2,499	84	9%	130,335	5%	29,297,831	7%
2,500-4,999	53	6%	188,856	8%	34,469,402	8%
5,000-9,999	30	3%	211,828	9%	42,989,884	10%
10,000+	58	6%	1,760,944	72%	249,297,868	58%
Total	930	100%	2,435,004	100%	$429,406,081	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of December 31, 2015. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2015, multiplied by 12. For the month of December 2015, customer reimbursements were $46.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2014 through December 31, 2015, customer reimbursements under leases with separately metered power constituted between 10.6% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2015 was $431.1 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of December 31, 2015
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		519,354	18%
Month-to-Month	217	19,555	1%	$4,853,988	1%	$4,853,988	1%
2016	1,694	430,651	15%	101,866,759	24%	102,268,178	22%
2017	1,090	401,208	14%	68,340,467	16%	69,431,760	15%
2018	999	391,549	13%	103,628,863	24%	109,286,220	24%
2019	308	368,610	12%	51,446,320	12%	55,728,792	12%
2020	262	328,072	11%	41,712,194	10%	48,685,958	11%
2021	211	108,357	4%	22,862,754	5%	24,845,073	5%
2022	18	42,953	1%	5,211,771	1%	6,210,761	1%
2023	50	59,986	2%	6,437,736	1%	8,869,188	2%
2024	13	61,852	2%	7,631,708	2%	9,505,391	2%
2025 - Thereafter	29	222,211	7%	15,413,521	4%	22,789,704	5%
Total	4,891	2,954,358	100%	$429,406,081	100%	$462,475,013	100%

(a)
Leases that were auto-renewed prior to December 31, 2015 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of December 31, 2015, multiplied by 12. For the month of December 2015, customer reimbursements were $46.1 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From January 1, 2014 through December 31, 2015, customer reimbursements under leases with separately metered power constituted between 10.6% and 14.2% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of December 31, 2015 was $431.1 million. Our annualized effective rent was greater than our annualized rent as of December 31, 2015 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of December 31, 2015, multiplied by 12.